UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Supplemental Indenture

On November 2, 2015, Endologix, Inc. (the “Company”) closed the sale of $125,000,000 aggregate principal amount of the Company’s 3.25% Senior Convertible Notes due 2020 (the “Notes”) pursuant to an Underwriting Agreement, dated October 27, 2015, by and between the Company and Piper Jaffray & Co. The Notes were offered and sold pursuant to the Company’s Registration Statement (the “Registration Statement”) on Form S-3ASR (Registration No. 333-207615), which became effective October 26, 2015, and the prospectus, dated October 26, 2015, included in the Registration Statement, as supplemented by a prospectus supplement dated October 27, 2015, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes are governed by an Indenture (the “Base Indenture”), dated as of December 10, 2013, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of November 2, 2015, by and between the Company and the Trustee (the “Second Supplemental Indenture,” as such Second Supplemental Indenture amends and supplements the Base Indenture, the “Indenture”). The Notes will accrue interest at a rate of 3.25% per year, payable semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2016. The Notes will mature on November 1, 2020, unless earlier purchased, redeemed or converted in accordance with the terms of the Indenture. The Indenture governing contains customary terms and covenants and events of default. The initial conversion rate of the Notes is 89.4314 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $11.18 per share. The conversion rate is subject to adjustment upon the occurrence of certain specified events. Prior to August 1, 2020, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date. On or after November 1, 2018, the Company may redeem for cash all or any portion of the Notes, at the Company’s option, but only if the closing sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the second trading day immediately preceding the date on which the Company provide notice of redemption, exceeds 130% of the conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The summary of the foregoing is qualified in its entirety by reference to the text of the Indenture, the Supplemental Indenture and the Form of Global Note included in the Supplemental Indenture, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated December 10, 2013, between Endologix, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Endologix, Inc. Current Report on Form 8-K filed on December 10, 2013).

4.2	Second Supplemental Indenture, dated November 2, 2015, between Endologix, Inc. and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 3.25% Convertible Senior Notes due 2020 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: November 2, 2015	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated December 10, 2013, between Endologix, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Endologix, Inc. Current Report on Form 8-K filed on December 10, 2013).

4.2	Second Supplemental Indenture, dated November 2, 2015, between Endologix, Inc. and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 3.25% Convertible Senior Notes due 2020 (included in Exhibit 4.2).